Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in

Amendment No. 1 to Registration Statement No. 333-54706;

Amendment No. 5 to Registration Statement No. 333-66371;

Registration Statement No. 333-99435;

Amendment No. 1 to Registration Statement No. 333-108054; and

Amendment No. 1 to Registration Statement No. 333-111183

of U.S. Restaurant Properties, Inc. on Forms S-3 and to the incorporation by reference in Registration Statement No. 333-68302 of U.S. Restaurant Properties, Inc. on Form S-8 of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in the methods of accounting for discontinued operations in 2002 and asset retirement obligations in 2003 as required by Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and SFAS No. 143, Accounting for Asset Retirement Obligations, respectively), appearing in the Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. filed on or about March 15, 2004.

DELOITTE & TOUCHE LLP

Dallas, Texas

March 12, 2004